Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Courtside Group, Inc.,
a Delaware corporation

Subsidiaries	Jurisdiction
Courtside, LLC	Delaware
PodcastOne Sales, LLC	California